[LETTERHEAD OF MCGLADREY & PULLEN, LLP]

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-133110 of American Care Source Holdings, Inc. on Form SB-2, of our report, dated March 4, 2006 on American Care Source Holdings, Inc., which is part of this Registration Statement.

We also consent to the reference to our Firm under the Captions "Experts" in such Registration Statement.

McGladrey & Pullen, LLP

Des Moines, Iowa
May 9, 2006

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.